Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File No. 333-148030 and File No. 333-148029), and S-8 (File No. 333-135416, File No. 333-129748, File No. 333-100628, File No. 333-84485, and File No. 333-72967) of Affiliated Managers Group, Inc. of our report dated February 26, 2010 relating to the combined financial statements of Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries, which appears in this Current Report on Form 8-K of Affiliated Managers Group, Inc. dated August 6, 2010.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

August 6, 2010